FILED # C 19605-99

AUG 10 1999

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

                            ARTICLES OF INCORPORATION


Article #1:        The name of the corporation is:

                              TIME MANAGEMENT, INC.

Article #2:        The name and address of the Resident Agent is:
                             Paracorp Incorporated
                             318 N. Carson St. #208
                             Carson City, NV 89701

Article #3:        The type of business is to engage in any lawful activity
                   for which a Corporation may be duly organized under the General Corporation Law of Nevada.

Article #4:        The total authorized capital of the corporation is:

                   20,200,000 shares at a par value of $.001 of which 20,000,000 shares shall be common voting stock, each share entitled to the same dividend, liquidation, and voting rights: 200,000 shares shall be preferred voting stock, each share entitled to the same dividend, liquidation, and voting rights.

Article #5:        The members of the governing board of the corporation
                   shall be called directors and the number thereof at the inception of this Corporation shall be one (1). Directors need not be Shareholders of this Corporation, nor residents of the State of Nevada. The number of directors may be changes by the board. The director's name and address are as follows:

                                    Michael F. Pope
                                    318 N. Carson St #208
                                    Carson City, NV 89701


                   The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under Nevada Law.

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Article #6:        All shares are non-assessable at this time.

Article #7:        The name and address of the incorporator is as follows:

                           Nancy A. Gaches
                           318 N. Carson St #208
                           Carson City, NV 89701

Article #8:        The period of duration of this Corporation shall be
                   perpetual unless otherwise amended by the Shareholders.

Article #9.        The Directors shall have the power to make and to alter
                   or amend the By-Laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed mortgages and liens, without limit as to amount, upon the property and franchise of this Corporation.

                   With the consent in writing, and pursuant to a vote of the majority of the holders of the capital stock issued and outstanding, the Directors shall have the authority to dispose of, in any manner, the whole property of this Corporation.

                   The By-Laws shall determine whether and to what extent the accounts and books of the Corporation, or any of them shall be open to the inspection of the Shareholders; and no shareholder shall have any right of inspection of any account, book or document of this Corporation, except conferred by the law or By-Laws or resolution of the Shareholders.

                   The Shareholders and Directors shall have the power to hold meetings and keep the books, documents and papers of the Corporation outside of the State of Nevada, at such places as may be from time to time designated by the By-Laws or by resolution of the Shareholders and Directors, except as otherwise required by the laws of Nevada.

                   It is the intention that the objects, purposes and powers specified in Article #3 hereof shall, except where otherwise specified in Article #3, be nowise limited or restricted by reference to or inference from the terms of any other clause of Article on this Certificate of Incorporation, but that the object, purpose, and powers specified in Article #3 and each of the clauses or Articles of this Charter shall be regarded as independent objects, purposes, and powers.

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Article #10:       After the formation of this Corporation, each
                   Shareholder shall be entitled to purchase and /or subscribe for the number of shares of this Corporation which may hereafter be authorized and issued for money. Each Shareholder shall have the same rights as any individual to purchase said stock, but shall not have any pre-emptive rights as that term is defined under NRS 78.265.

         In witness whereof, I , the undersigned, constituting the sole incorporator and intended Shareholder, being less than three Shareholders, for the purpose of forming a Corporation under the laws of the State of Nevada, do make file and record these articles of Incorporation, and do certify that the facts herein are true and I have accordingly hereunto set my hand this 4th day of August 1999.


                             Signature: Michael Pope
                                        Incorporator

County of Orange
State of California

On this 4th Day of August 1999 before me, a Notary Public in and for said County and State, personally appeared Michael Pope known to me to be the person whose name is subscribed to the foregoing instrument, who duly acknowledged to me that he executed the same for the purpose therein mentioned.

In witness whereof, I have hereunto set my hand and official seal in said County and State this 4th day of August 1999.

Karen J. Fowler
Commission # 1169310
Notary Public- California
Orange County
My Comm. Expires Jan 12, 2002                 By: Karen J. Fowler (Signature)
                                                  Notary Public

Aug. 10, 1999
State of Nevada
Secretary of State
I hereby certify that this is a
True and complete copy of this document filed in this office.
Dean Heller- Secretary of State
By (Signature)